MANUFACTURING AGREEMENT

                              (CD/CS/VINYWIDEO/DVD)

  JANUARY 18, 2001

  Dear Bodyguard Records.com, Inc.:


  We have developed a manufacturing service for the labels and publishers that we distribute exclusively on a national basis. We have contracted with manufacturers that can duplicate recordings on cassettes, compact discs, CD-ROM and DVD. If you choose to participate in this service the only cost to you, in addition to the final cost of duplication and production, is a seven percent administration fee applied to manufacturers final invoice. Our policy is to manufacture only sku's which we distribute through our National Distribution and Warehousing Agreement. However, we reserve the right to review special projects on a case by case basis. In the event we agree to manufacture any sku not being distributed by us an additional 15% fee will be added to the manufacturing invoice. NAVARRE RESERVES THE RIGHT TO SUSPEND ALL MANUFACTURING FOR ANY LABEL/PUBLISHER WHOSE PAVABLES ARE IN DEBIT BALANCE PAST THE 60 DAY DUE DATE. Our manufacturing coordinator will act as a liaison among you, us and the duplicating manufacturer.

           1. YOUR UNDERTAKING.

               (a)  You will produce and provide the selected manufacturer with:
                    (i) duplication masters; (ii) film for CD IMPRINTING; (III) film or copy for cassette imprinting; (iv) all artwork design; (v) and all printed materials included in the finished recorded products.

               (b) You agree that you will issue orders to us for the duplication of the master recordings. You understand that our current MANUFACTURING CONTRACT requires new orders of compact discs to be at least 1,000 units, with reorders of at least 500 units. Minimum order quantities under our current cassette manufacturing agreement are 300 units for new orders, and 200 units for reorders. These orders will be shipped to us for inclusion in your inventory and held in our warehouse.

               (c) You will pay us net 75 days, from the date of the shipment to us from the manufacturer.

               (d) You agree that 100 percent of your overall production requirements will be covered by this agreement.


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      (e)   You understand that we may, at our reasonable and in good faith discretion, establish credit limits for your orders.

  2. OUR UNDERTAKING. We will contract with competent and ethical manufacturers that will promptly duplicate your master recordings. Our manufacturers, in accordance with industry standards, may do up to 10% in overruns. Your current pricing, excluding administration cost (7(degree),%), is found on Exhibits A. B and C to this agreement. We will include the substance of the following provisions in our contracts with the manufacturers to protect your interests.

      (a) The work of the manufacturer shall be of first-class quality and shall be performed promptly and in compliance with the instructions contained in our purchase orders.

      (b) We shall have the right to be present at the manufacturing facility during the manufacturing process in order to determine that quality standards are being maintained.

      (c) Defective product (exceeding 1 % of production) shall be replaced or credited to your account at your option. Significant quality problems, identified by you or us, or by customers may result in the recall of an entire production run. The manufacturer agrees to treat the whole run as defective because of the adverse impact for you, us, the artists, and retail outlets should defective merchandise FIND ITS WAY INTO THE HANDS OF CONSUMERS.

      (d) Navarre, its labels or their representatives may audit the records of the manufacturer, upon reasonable notice, to ensure compliance with the manufacturing contract. You shall have the right, upon reasonable prior notice, to inspect and copy our books and records at our usual place of business insofar as they relate to this agreement. In addition, we agree to provide you with this right of inspection and audit, as aforesaid, with respect to the books and records of the manufacturers) with which we contract for the purpose of this agreement. Information supplied for review and audit will be relative only to manufacturing and duplication for your product.

     (e) Title to all the master recordings shall at all times reside with its owners.

     (f) You have the right, at any time, to require the manufacturer to immediately return any or all master recordings.


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      (g)  The manufacturer shall take all necessary precautions to avoid damage or loss of the master recordings. The manufacturer will insure the master recordings, for our and your benefit.

      (h) The manufacturer will acknowledge and agree that the master recordings contain protectable works, and it will protect these works from bootlegging, unauthorized use and copying, to the best of its ability. This representation is given for your and our benefit as well as for the benefit of the artists and any others having interests in the works.

      (i) In the case of bootlegging or unauthorized duplication of master recordings the manufacturer, to the extent it is responsible for the problem, will indemnify you and all other parties having protectable interests in the works. In any such case, you shall have the right to direct the prosecution of any claim, action or suit at the manufacturer's expense.

      (j) Manufactured inventory will be insured by the manufacturer at it's sole cost and expense until such time as it arrives at Navarre's designated location at which time the insurance will be carried by Navarre at its sole expense.

     YOUR REPRESENTATIONS.

      (a) The master recordings that you will provide us will not infringe upon any statutory or common law right, or infringe the right of privacy of any person, or contain any slanderous or libelous material or any material otherwise unlawful or in contravention of the rights of any person. You make this for our benefit and for the benefit of the manufacturers we have or will contract with.

  4. INSOLVENCY OR BANKRUPTCY.

      (a) In case of our insolvency or that of manufacturer, we will contract to ensure you have the right to receive the master recordings upon request.

  5. TERM AND TERMINATION.

     (a) This agreement shall take effect as of January 18, 2001 and shall continue in force until March 31, 2001 unless sooner terminated.

     (b) You understand that our agreement with the manufacturers may be subject to termination or change without notice. However, they are typically two year agreements with typical termination provisions.


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     (c)  We have the absolute right to amend this agreement, to reflect changes in the terms of existing or future contracts we have with the manufacturers, by giving you written notice of the changes. Orders placed prior to our giving you notice of a price change will be produced at the existing prices, or you will have the right to cancel the order. If you don't agree with these changes you can terminate this agreement by giving us written notice. Notwithstanding the foregoing, we shall not charge you any price which is less favorable than the price received by us from the manufacturer.

     (d) If either of us has breached an obligation herein, and having received 14 days written notice of same and a demand to rectify the b:z!ach, having failed to rectify same to the satisfaction of the party giving the notice, the non-breaching party may terminate this agreement.

     6. Your Understanding. You understand that the transactions covered by this agreement are meant to facilitate the sale of recorded optical media products by us for our mutual benefit. Accordingly, you agree that we will not be held responsible for delays or defective performance by the manufacturer. In no event will we be liable for damages for such delays or defective performance, including any special, incidental or consequential damages, even if we have knowledge of the possibility of such potential loss or damage.

     7. Entire Agreement This letter sets forth our entire understanding. If the foregoing correctly sets forth our agreement, please so indicate below.


          NAVARRE CORPORATION


          /s/ James S. Chiado
          -------------------
          James S. Chiado
          Vice President/General Manager
          Independent Music Distribution Division



                                                  Confirmed and Accepted
                                                  Bodyguard Records.com, Inc.


                                                  /s/ John Rollo
                                                  ----------------
                                                  By

                                                  President
                                                  ----------------
                                                  Title


                                                  1-23-01
                                                  ----------------
                                                  Date


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                                    EXHIBIT A

[GTS Clear Shell, Chrome high bias tape (or equivalent), Imprinted, Artwork Inserted, Clear Norelco, Cellophane Overwrap]

                     CASSETTE TYPE              UNIT PRICE
                     -------------              ----------

                         C-10                      $0.39
                         C-20                      $0.41
                         C-30                      $0.45
                         C-45                      $0.50
                         C-60                      $0.54
                         C-70                      $0.58
                         C-90                      $0.65

Freight to Navarre is paid by manufacturer on all orders of 5,000 units or more

          * These prices include: (i) Clear or Black Clear Norelco Box; (ii) Cassette Shell Imprinting; (iii) Card Insertion; and (iv) Shrink Wrap. Stickering is an additional $0.05 per unit. (Pricing for other tape lengths will be determined by extrapolation from these prices.) Freight charges are waived.

                         PROJECTED PRODUCTION LEAD TIMES

     Quoted lead times are dependent upon your providing the manufacturer with production components (film and copy for imprinting, artwork design and printed materials). ADD APPROXIMATELY FIVE DAYS FOR TRANSIT TIME. Production periods (including peak production season) are as follows: new orders are ready in 5-6 days; reorders are ready in 3-4 days. "FOR ORDERS REQUIRING HAND PACKAGING, HAND INSERTION, HAND STICKERING, ETC. PLEASE ADD AN ADDITIONAL 1-2 DAYS DEPENDING ON SIZE OF ORDER.

                   CURRENT PRICES FOR OPTICAL DISC DUPLICATION

     [Price listed includes Raw Disc, 3 color imprinting, packaged with insertion of printed materials in a shrink wrapped standard jewel box with tear strip, and top spining. Freight to Navarre is paid by manufacturer - an additional savings to you of approx. 6 cents per unit]

                            BASIC DUPLICATION CHARGE:


                    $0.71 per Disc** (Includes cost of raw CD, jewel box, artwork insertion, top spine)

     **On-site glass mastering from DAT, EXABYTE, or 9 track tape master is included in this unit price.

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                                    EXHIBIT B

                                     Pricing

                        *Raw Disc:                         $.47
                        **Jewel Box:                       $.21
                        Top Spine Label:                   $.03
                        Stickers:                          $.O1 automated, $.02 hand applied
                        Hand Packing:                      $.OS per move
                        Clear Tray                         $.005

                        Mastering:                         Waived on Compact Discs
                        Mastering:                         Waived on CD-ROM orders over 1,000 units
                        Shipping:                          Waived for regular ground shipments to Navarre*.
                                                           You will be charged
                                                           the difference
                                                           between regular
                                                           ground and expedited
                                                           freight if you
                                                           request overnight
                                                           shipments to Navarre.
                                                           (THIS REPRESENTS A
                                                           SAVINGS TO YOU OF
                                                           APPROXIMATELY $0.06
                                                           PER UNIT)

  You will be charged the difference between regular ground and expedited freight if you request overnight shipments to Navarre *(This represents a savings to you of approximately $0.05 per unit)

               *    Includes up to 3 PMS color printing.

               * Includes poly-overwrap with integral "zip strip" and artwork insertion.

ADDITIONAL SERVICES

Additional CD Imprint Colors( 4th & 5th) Stickering (roll-stock that you will provide) Hologram Security Seal (roll-stock that you will provide) Hole punch artwork for promo Insert Response Card EAS Source Tagging Application


 UNIT PRICE

 $0.03 each $0.01 automated; $0.02 hand appl.
 $0.02
 0.02
 $0.02

 N/C to label (a savings to you of
 3 cents per unit)



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                ADDITIONAL PACKAGE OPTIONS                        UNIT PRICE***

                Disc in Tyvec                                     $0.15
                Slimline Jewelbox w/o graphics                    $0.27
                Slimline Jewelbox w/insert                        $0.32
                Viewpak                                           $0.25
                Viewpak w/insert                                  $0.30
                Brilliant Double Jewel Box                        $0.50
                Standard Quad Jewel Box                           $0.66
                Additional External Packaging and Assembly        By Quotation


                         PROJECTED PRODUCTION LEAD TIMES

  Quoted lead times are dependent upon your providing the manufacturer with production components (film for imprinting, artwork design and printed materials). ADD APPROXIMATELY FOUR - FIVE DAYS FOR TRANSIT TIME. New orders in non-peak production times are ready : CD 5 days, Cassette 5 days. In peak production periods new orders are ready : CD 5-7 days, Cassettes 3-4 days. "FOR ORDERS REQUIRING HAND PACKAGING, HAND INSERTION, HAND STICKERING, ETC. PLEASE ADD 1-Z DAYS DEPENDING ON SIZE OF ORDER.

  THESE PRICES ARE EFFECTIVE APRIL 1ST THROUGH MARCH 31st OF THE ONE-YEAR PERIOD. IT MAY THEREFORE BE NECESSARY FOR YOU TO SIGN A NEW MANUFACTURING CONTRACT REFLECTING NEW PRICING BEFORE YOUR FIRST CONTRACT EXPIRES.


                                       7

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                                    EXHIBIT C

                               Navarre Corporation

        DVD PRICING: PRE MASTERING - MASTERING - REPLICATION - PACKAGING

PREMASTERING: $10,000. CREDIT / NO CHARGE WITH REPLICATION ORDER OF 50,000 OR MORE.

     Additional charges will apply for premastering service that exceeds this agreed amount. Variable Bit Rate (VBR) MPEG 2 Encoding: $60.00 per minute AC-3 Audio Encoding (six-channel): $20.00 per minute MPEG/AC-3 Audio Encoding (two-channel): $8.00 per minute Authoring: $250.00 per hour Graphic/Menu Design:
$125.00 per hour QC Emulation: $6.00 per minute Output To DLT (including stock):
$150.00 each NOTE: One AC-3 (two channel) or one MPEG stereo audio track is included in the video encoding cost at no additional charge if the audio is provided on the source videomaster.

CHECK DISC PACKAGE: NO CHARGE WITH REPLICATION ORDER OF 2500 UNITS OR MORE. CHECK DISC PACKAGE INCLUDES MASTERING AND 20 DVD SAMPLE REPLICAS IN JEWEL CASE NO/PRINT.

MASTERING CHARGES: DVD-5 $1500.00 / DVD-9 $2500. / DVD-10 $2500. MASTERING CHARGES APPLY TO NAVARRE/CUSTOMER CHANGES OR NEW ORDERS UNDER 2500 UNITS.

  REPLICATION CHARGES:

  ORDER QTY.                 REPLICATION DVD-5          REPLICATION DVD-9          REPLICATION DVD-10
  1000 - 24999               $1.10 EACH                 $1.60 EACH                 $1.30 EACH
  25000 - 49999              $1.05 EACH                 $1.50 each                 $1.20 EACH
  50000 - 99999              $1.00 each                 $1.40 each                 $1.15 EACH
  100000 OR MORE             $0.95 EACH                 $1.30 EACH                 $1.10 EACH

  Replication includes I to 3 color disc printing. Add $0.03 each for additional colors to six.
  DVD Label film supplied to specifications or $15.00 per film output from electronic file (CDR-Zip
  Floppy)
  Output Label film color key (if required): $35.00
  New Order / Turnaround: to ship no later than the 10t' day.
  Re Order / Turnaround: to ship no later than the 9' day.
  Minimum Re Order Quantity: 500 units
  Sticker Applications: Automated $0.01 each / Manual $0.02 each
  Top Spine: Print and apply $0.03 each
  Packaging: Disc, insert customer supplied sleeve, In amaray style DVD case, wrap $0.39 each
  Sensormatic Security Tag: Tag and apply $0.09 each

  Shipping: Pricing includes ground freight to Navarre Corporation.



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